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                                  EXHIBIT 5.1
                 INVESTMENT ADVISORY AGREEMENT AND ADDENDUMS TO
                AGREEMENT BETWEEN REGISTRANT AND AMERICAN UNITED LIFE INSURANCE COMPANY AND THE EXPENSE LIMITATION AGREEMENT BETWEEN REGISTRANT AND AMERICAN UNITED
                             LIFE INSURANCE COMPANY
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                          INVESTMENT ADVISORY AGREEMENT

     Agreement made this 8th day of March, 1990, between AUL American Series Fund, Inc. (the "Fund") and American United Life Insurance Company (the "Adviser").

                                   WITNESSETH:

     WHEREAS, the Fund is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), the securities of which are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

     WHEREAS, the Fund is authorized to issue shares of common stock ("Shares") in separate classes or portfolios, with each such portfolio representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Fund has initially established four portfolios, designated the AUL American Equity Portfolio, the AUL American Bond Portfolio, the AUL American Money Market Portfolio, and the AUL American Managed Portfolio, such portfolios together with all other portfolios subsequently established by the Fund with respect to which the Fund desires to retain the Adviser to render investment advisory services hereunder and with respect to which the Adviser is willing so to do being herein collectively referred to as the "Portfolios"; and

     WHEREAS, the Fund and the Adviser have entered into an agreement dated March 8TH 1990 (the "Expense Assumption Agreement"), pursuant to which the Adviser has agreed, during the term of the Expense Assumption Agreement, first, to reduce its advisory fee, and then to pay amounts equal to all or a part of certain Fund expenses, to the extent necessary to prevent the ordinary operating expenses of any of the Portfolios from exceeding 1 0% of the Portfolio's average daily net assets during the year

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties as follows:

     1. APPOINTMENT. The Fund hereby appoints the Adviser to act as investment adviser to the Fund with respect to the Portfolios for the period and on the terms set forth in this Agreement The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

     In the event the Fund establishes one or more additional Portfolios with respect to which it desires to retain the Adviser to render management and investment advisory services hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services, it shall notify the Fund in writing, whereupon such class shall become a Portfolio hereunder.

     2. ADVISER'S DUTIES. (a) Subject to the supervision of the Fund's Board of Directors, the Adviser will provide a continuous investment program for the Portfolios and determine the composition of the assets of the Portfolios, including determination of the purchase, retention, or sale of the securities, cash, and other investments contained in the Portfolios. The Adviser will provide investment research and conduct a continuous program of evaluation, investment, sales, and reinvestment of the Portfolios' assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, or exchanged for the Portfolios, when these transactions should be executed, and what portion of the assets of the Portfolios should be held in the various securities and other investments in which they may invest, and the Adviser is hereby authorized to execute and perform such services on behalf of the Portfolios. To the extent permitted by the investment policies of a Portfolio, the Adviser shall make decisions for the Portfolios as to foreign currency matters and make determinations as to and execute and perform foreign currency exchange contracts on behalf of the Portfolios. The Adviser will provide the services under this Agreement in accordance with each Portfolio's investment objective or objectives, policies, and restrictions as stated in the Fund's Registration Statement filed with the Securities and Exchange Commission ("SEC"), as amended, and with the 1940 Act and the provisions of the Internal Revenue Code relating to regulated investment companies, subject to policy decisions adopted by the Fund's Board of Directors.

     (b) The Adviser also shall provide to the officers of the Fund administrative assistance in connection with the operation of the Fund and the Portfolios, which shall include (i) compliance with all reasonable requests of the Fund for information, including information required in connection with the Fund's filings with the SEC and state securities or insurance commissions, and
(ii) such other services as the Fund's officers shall, from time to time, determine to be necessary or useful to the administration of the Fund and the Portfolios.

     (c) The Adviser shall place orders for the purchase and sale of securities, futures and options contracts, and other assets. The Adviser is authorized to select brokers, dealers, and futures commission merchants and to open and maintain brokerage accounts and trading accounts for the purchase and sale of securities and futures and options contracts with such broker dealers and futures commission merchants for and on behalf of the Portfolios in accordance with any procedures established by the Adviser and the Fund's Board of Directors.

     (d) The Adviser shall furnish to the Fund's Board of Directors periodic reports on the investment performance of the Fund and its Portfolios and on the performance of its obligations under this Agreement and shall supply such additional reports and information as the Fund's officers or Board of Directors shall reasonably request.

     (e) On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of a Portfolio as well as other of its clients or accounts, the Adviser, to the extent permitted by applicable law, may aggregate the securities to be so sold or purchased in order to obtain the best execution or lower brokerage commissions, if any. The Adviser may also, on occasion, purchase or sell a particular security for one or more clients or accounts in different amounts. On either occasion, and to the extent permitted by applicable law and regulations, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in a manner that is fair and equitable in the judgment of the Adviser and consistent with its fiduciary obligations to the Fund and to such other customers or accounts.

     (f) The Adviser's primary consideration in effecting a security transaction for a Portfolio will be to obtain the best execution for the Portfolio, taking into account the factors specified in the prospectus and statement of additional information for the Fund, which include, among other things, price (including the applicable brokerage commission or dollar spread), the size of the order, the nature of the market for the security, the timing of the transaction, the reputation, the experience and financial stability of the broker-dealer involved, the quality of the service, the difficulty of execution, and the execution capabilities and operational facilities of the firm involved, and the firm's risk in positioning a block of securities. Accordingly, the price to a Portfolio in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified, in the judgment of the Adviser in the exercise of its fiduciary obligations to the Fund, by other aspects of the execution services offered. Subject to such policies as the Board of Directors may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Portfolio to pay a broker-dealer for effecting an investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the Portfolio and to its other clients and/or accounts as to which it exercises investment discretion. To the extent consistent with these standards, the Adviser is further authorized to allocate the orders placed by it on behalf of a Portfolio to the Adviser if it is registered as a broker-dealer with the SEC, to its affiliated broker-dealer, or to such brokers and dealers who also provide research or statistical material, or other services to the Fund, the Adviser, or an affiliate of the Adviser.. Such allocation shall be in such amounts and proportions as the Adviser shall determine consistent with the above standards, and the Adviser will report on said allocation regularly to the Board of Directors of the Fund indicating the broker-dealers to which such allocations have been made and the basis therefor.

     (g) In connection with the purchase and sale of securities of each Portfolio, the Adviser will arrange for the transmission to the Fund's Custodian or other agent on a daily basis, such confirmations, trade tickets and other documents and shall provide information reasonably requested by the Fund's
Custodian or other agent for helping such agent perform its administrative responsibilities to the Fund, including the responsibility to identify securities to be purchased or sold by the Fund, to determine the value of the Fund's portfolio securities and other assets and to determine the Fund's net asset. value per share. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Adviser will arrange for the automatic transmission of the confirmation of such trades to the Fund's Custodian.

     (h) The Adviser shall, at its expense, (i) employ or associate with itself such persons as it believes appropriate to assist it in performing its obligations under this Agreement and (ii) provide all services, equipment and facilities necessary to perform its obligations under this Agreement.

     (i) Subject to the approval of the Fund's Board of Directors and, to the extent required by law, the shareholders of Portfolios, the Adviser may contract with such other parties as it deems appropriate to obtain investment research, information, investment advisory and management services and other assistance, but any fees, compensation or expenses to be paid to any such party shall be paid by the Adviser, and no obligation shall be incurred on the Fund's behalf in any respect.

     3. LIMITATION OF LIABILITY. The Adviser shall give the Fund the benefit of the Adviser's best judgment and efforts in rendering services under this Agreement. As an inducement to the Adviser's undertaking to render these services, the Fund agrees that the Adviser shall not be liable under this Agreement for any mistake in judgment or in any other event whatsoever, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Adviser against any liability to the Fund or its shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser's duties under this Agreement or by reason of the Adviser's reckless disregard of its obligations and duties hereunder.

     4. EXPENSES. The Fund shall be responsible for all of its expenses and liabilities, including compensation of its directors who are not interested persons of the Adviser (as defined in the 1940 Act); taxes and governmental fees; interest charges; fees and expenses of the Fund's independent accountants and legal counsel; trade association membership dues; fees and expenses of any custodian (including maintenance of books and accounts and calculation of the net asset value of the Fund's Shares), transfer agent, registrar and dividend disbursing agent of the Fund; expenses of issuing, selling, redeeming, registering and qualifying the Shares for sale; expenses of preparing and printing Share certificates, prospectuses and reports to if shareholders, notices, proxy statements and reports to regulatory agencies; the cost of office supplies, including stationery; travel expenses of all officers, directors and employees; insurance premiums; brokerage and other expenses of executing Portfolio transactions; expenses of shareholders' meetings; organizational expenses; and extraordinary expenses.

     5. RECORDS. The Adviser agrees to maintain and to preserve for the periods prescribed under the 1940 Act any such records as are required to be maintained by the Adviser with respect to the Fund by the 1940 Act. The Adviser further agrees that all records which it maintains for the Fund are the property of the Fund and it will promptly surrender any of such records upon request.

     6. COMPENSATION. In consideration of the services to be rendered by the Adviser under this Agreement, the Fund shall pay the Adviser a fee with respect to each Portfolio, calculated and accrued daily and paid each month, according to the following formula: (A) an amount at an annual rate of 0.50% of the average daily net assets of the Portfolio; (B) minus, until the later of the Termination of the Expense Assumption Agreement or December 31, 1990, the amount by which the Portfolio's aggregate ordinary operating expenses exceed 1.0% of the Portfolio's average daily net assets during the year, but in no event more than the amount described in (A), above (the "Reduced Amount"), if any; and (C) plus, if the aggregate ordinary operating expenses of the Portfolio are less than 1.0% of the Portfolio's average daily net assets during the year and if this Agreement is still in effect, the lesser of (i) any Reduced Amount attributable to any of the preceding five years that has not been previously reflected in a fee increase received by the Adviser, with such Reduced Amounts considered in the chronological order of their occurrence, or (ii) an amount which, when added to the Portfolio's other ordinary operating expenses, will cause the Portfolio's total ordinary operating expenses to equal 1.0% of the Portfolio's average daily net assets during the year For purposes of this provision, ordinary operating expenses shall not include interest, taxes, brokerage commissions, legal claims and liabilities, litigation costs and indemnification payments in connection with litigation, and other extraordinary expenses.

     7. TERM OF AGREEMENT. (a) This Agreement shall become effective as of the date indicated above and shall continue in effect until March 8th, 1992. If not sooner terminated, this Agreement shall continue in effect for successive periods of 12 months each thereafter, provided that each such continuance shall be specifically approved at least annually (i) by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolios or by the Fund's Board of Directors and (ii) by the vote, cast in person at a meeting called for the purpose, of a majority of the Fund's Directors who are not parties to this Agreement or "interested persons" (as defined in the 1940
Act) of any such party.

     (b) This Agreement may be terminated with respect to one or more Portfolios at any time, without the payment of any penalty, by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolios or by a vote of a majority of the Fund's entire Board of Directors on 60 days' written notice to the Adviser or by the Adviser on 60 days' written notice to the Fund. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act and any rules thereunder).

     8. AGREEMENT NOT EXCLUSIVE. (a) Except to the extent necessary to perform the Adviser's obligations under this Agreement, nothing herein shall be deemed to limit or restrict the right of the Adviser, or any affiliate of the Adviser, or any employee of the Adviser, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

     (b) The investment management services of the Adviser to the Fund under this Agreement are not to be deemed exclusive as to the Adviser and the Adviser will be free to render similar services to others.-

     9. CONTROLLING LAW. This Agreement shall be construed in accordance with the laws of the State of Indiana, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act.

     10. NOTICES. Notices of any kind to be given to the Adviser by the Fund shall be in writing and shall be duly given if mailed or delivered to the Adviser at One American Square, Indianapolis, Indiana 46282, attention Richard
A. Wacker, or at such other address or to such individual as shall be specified by the Adviser to the Fund. Notices of any kind to be given to the Fund by the Adviser shall be in writing and shall be duly given if mailed or delivered to One American Square, Indianapolis, Indiana 46282, Attention Richard A. Wacker, or at such other address or to such individual as shall be specified by the Fund to the Adviser.

     11. USE OF THE NAME "AUL". The Fund acknowledges that all rights in the name "AUL" are owned by the Adviser. In the event this Agreement is terminated and the Adviser no longer acts as Adviser to the Fund, the Adviser reserves the right to withdraw from the Fund the use of the name "AUL" or any name misleadingly implying a continuing relationship between the Fund and the Adviser or any of its affiliates.

     IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be duly executed by their duly authorized officers.

AUL AMERICAN SERIES Fund, Inc.

AMERICAN UNITED LIFE INSURANCE COMPANY(R)


By: /s/ James W. Murphy
-----------------------
Title: James W. Murphy, Chairman
of the Board and President
Date: March 8, 1990

By: /s/ Jerry D. Semler
-----------------------
Title: Jerry D. Semler, President
and Chief Executive Officer
Date: March 8, 1990

                     American United Life Insurance Company
                              One American square
                          Indianapolis, Indiana 46204

AUL American Series Fund, Inc.
One American Square
Indianapolis, Indiana 46204

                          EXPENSE ASSUMPTION AGREEMENT

                                 March 8, 1990

Dear Sirs:

     For good and valuable consideration, we agree, in addition to providing the advisory services specified in the Investment Advisory Agreement between American United Life Insurance Company ("AUL") and AUL American Series Fund, Inc. (the "Fund") dated March 8th 1990 (the "Investment Advisory Agreement"), first, to reduce our advisory fee, and then to pay amounts equal to all or a part of the following expenses, to the extent necessary to prevent the ordinary operating expenses of any of the Fund's investment portfolios (the "Portfolios") from exceeding 1.0% of the Portfolio's average daily net assets during the year:

     (a)  expenses of all audits by the Fund's independent public accountants;

     (b) expenses of the Fund's transfer agent, registrar, dividend disbursing agent, and shareholder recordkeeping services;

     (c) expenses of the Fund's custodial services including recordkeeping services provided by the custodian;

     (d)  expenses of maintaining the Fund's tax records;

     (e) salaries and other compensation of any of the Fund's executive officers and employees, if any, who are not officers, directors, stockholders, or employees of AUL or an affiliate of AUL;

     (f) costs and/or fees incident to meetings of the Fund's shareholders, the preparation and mailings of prospectuses and reports of the Fund to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Fund's existence,

AUL American Series Fund, Inc.
March 8, 1990
Page 2


          and the registration of shares with federal and state securities or insurance authorities;

     (g) the Fund's legal fees, including the legal fees related to the registration and continued qualification of the Fund's shares for sale;

     (h)  costs of printing stock certificates representing shares of the Fund;

     (i) costs of services required to redeem, issue or repurchase shares of the Fund;

     (j) Directors' fees and expenses to directors who are not officers, employees, or stockholders of AUL or any affiliate thereof;

     (k) premiums payable under the fidelity bond required by Section 17(g) of the Investment Company Act of 1940, as amended, or other insurance premiums;

     (1)  association membership dues;

     (m)  organizational and offering expenses;

     (n)  costs of Portfolio pricing services, if any; and

     (o) other ordinary operating expenses, as determined by AUL from time to time.

     The listed expenses do not include interest, taxes, brokerage commissions and other transactional expenses, legal claims and liabilities, litigation costs and indemnification payments in connection with litigation, or any other extraordinary costs or expenses. It is agreed that the listed expenses are incurred with respect to the Fund's business of investing in securities.

     No modification or waiver of this agreement or any of its provisions contained herein shall be binding upon either ~party, unless made in writing and signed on behalf of each party by a duly authorized person. The Fund agrees that it may not assign its rights or obligations under this Investment Advisory Agreement without our prior consent and any assignment without our prior consent shall be null and void.

AUL American Series Fund, Inc.
March 8, 1990
Page 3

     If accepted by you, this agreement shall be effective as of the date set forth above and shall continue until December 31, 1990, and thereafter, from month to month unless either (a) the Investment Advisory Agreement is terminated or (b) either party terminates this agreement by giving the other party at least 30 days' prior written notice.

                                        American United Life Insurance Company

                                        By: /s/ Jerry D. Semler
                                        -----------------------
                                        Jerry D. Semler, President
                                        and Chief Executive Officer

The foregoing is hereby accepted as
of the date hereof

AUL American Series Fund, Inc.

By: /s/ James W. Murphy
-----------------------
James W. Murphy, Chairman
of the Board and President

                    ADDENDUM TO INVESTMENT ADVISORY AGREEMENT


     The Investment Advisory Agreement, made the 8th day of March, 1990, between the AUL American Series Fund, Inc. (the "Fund"), a Maryland corporation, and American United Life Insurance Company (the "Adviser"), a life insurance company domiciled in Indiana, (the "Agreement") is hereby amended by the addition of the provisions set forth in this addendum to the Agreement, which is made this 15th day of May, 1995.

                                   WITNESSETH:

     WHEREAS, the Fund is authorized to issue shares of common stock in separate portfolios with each such portfolio representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Fund currently consists of four separate portfolios designated as the AUL American Equity Portfolio, the AUL American Bond Portfolio, the AUL American Money Market Portfolio, and the AUL American Managed Portfolio (each a "Portfolio"); and

     WHEREAS, the Fund intends to establish one additional Portfolio to be designated as the Tactical Asset Allocation Portfolio; and

     WHEREAS, the Fund desires to appoint the Adviser as investment adviser to the Tactical Asset Allocation Portfolio under the provisions set forth in the Agreement and in this Addendum to the Agreement; and

     WHEREAS, the Adviser is willing to accept such appointment;

     NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

     1. In addition to its responsibilities as specified in the Agreement, the Fund hereby appoints the Adviser to provide investment advisory services to the Tactical Asset Allocation Portfolio which, in addition to all other Portfolios previously established, shall be deemed a Portfolio under the Agreement, subject to the terms and conditions as specified in the Agreement, including paragraph six (6), "Compensation," as amended by this Addendum.

     2. Paragraph six (6), ("Compensation") of the Agreement is amended by adding the following underscored language to paragraph six (6), which is restated as follows:

     6. Compensation. In consideration of the services to be rendered by the Adviser under this Agreement, the Fund shall pay the Adviser a fee with respect to each of the AUL American Equity, AUL American Bond, AUL American Money Market, and AUL American Managed Portfolios, calculated and accrued daily and paid each month, according to the following formula: (A) an amount
                                                     - 1 -
          at an annual rate of 0.50% of the average daily net assets of the Portfolio; (B) minus, until the later of the Termination of the Expense Assumption Agreement or December 31, 1990, the amount by which the Portfolio's aggregate ordinary operating expenses exceed 1.0% of the Portfolio's average daily net assets during the year, but in no event more than the amount described in (A), above (the "Reduced Amount"), if any; and (C) plus, if the aggregate ordinary operating expenses of the Portfolio are less than 1.0% of the Portfolio's average daily net assets during the year and if this Agreement is still in effect, the lesser of (i) any Reduced Amount attributable to any of the preceding five years that has not been previously reflected in a fee increase received by the Adviser, with such Reduced Amounts considered in the chronological order of their occurrence, or (ii) an amount which, when added to the Portfolio's other ordinary operating expenses, will cause the Portfolio's total ordinary operating expenses to equal 1.0% of the Portfolio's average daily net assets during the year. For purposes of this provision, ordinary operating expenses shall not include interest, taxes, brokerage commissions, legal claims and liabilities, litigation costs and indemnification payments in connection with litigation, and other extraordinary expenses. In consideration of the services to be rendered by the Adviser under this Agreement, the Fund shall pay the Adviser a fee with respect to the Tactical Asset Allocation Portfolio, calculated and accrued daily and paid each month, equal at an annual rate of 0.80% of the average daily net assets of such Portfolio.


         IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers designated below on the date written above.

AUL AMERICAN SERIES FUND, INC.

Attest:

/s/ Richard A. Wacker                      By:  /s/ James W. Murphy
-------------------------                  ------------------------
Richard A. Wacker                          James W. Murphy
Secretary                                  Chairman of the Board of Directors
                                             and President


AMERICAN UNITED LIFE INSURANCE COMPANY(R)

Attest:

/s/ William R. Brown                       By: /s/ Jerry D. Semler
-------------------------                  -----------------------
William R. Brown                           Jerry D. Semler
General Counsel and Secretary              Chairman of the Board, President,
                                             and Chief Executive Officer

                    ADDENDUM TO INVESTMENT ADVISORY AGREEMENT

     The Investment Advisory Agreement, made the 8th day of March, 1990 and amended the 12th day of May, 1995, between the AUL American Series Fund, Inc. (the "Fund"), a Maryland corporation, and American United Life Insurance Company" (the "Adviser"), a life insurance company domiciled in Indiana, (the "Agreement") is hereby amended by the addition of the provisions set forth in this addendum to the Agreement, which is made this 19th day of November, 1997.

                                   WITNESSETH:

     WHEREAS, the Fund is authorized to issue shares of Common Stock in separate portfolios with each such portfolio representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Fund currently consists of five separate portfolios designated as the AUL American Equity Portfolio, the AUL American Bond Portfolio, the AUL American Money Market Portfolio, the AUL American Managed Portfolio, and the AUL American Tactical Asset Allocation Portfolio (each a "Portfolio"); and

     WHEREAS, the Fund intends to establish three additional LifeStyle Portfolios to be designated as the AUL American Conservative Investor Portfolio (the "Conservative Investor Portfolio"), the AUL American Moderate Investor Portfolio (the "Moderate Investor Portfolio"), and the AUL American Aggressive Investor Portfolio (the "Aggressive Investor Portfolio"); hereinafter collectively referred to as the "LifeStyle Portfolios" and

     WHEREAS, the Fund desires to appoint the Adviser as investment adviser to the LifeStyle Portfolios under the provisions set forth in the Agreement and in this Addendum to the Agreement; and

     WHEREAS, the Adviser is willing to accept such appointment;

     NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

     1. In addition to its responsibilities as specified in the Agreement, the Fund hereby appoints the Adviser to provide investment advisory services to the LifeStyle Portfolios which, in addition to all other Portfolios previously established, shall be deemed Portfolios under the Agreement, subject to the terms and conditions as specified in the Agreement, including paragraph six (6), " Compensation, " as amended by this Addendum.

     2. Paragraph six (6), ("Compensation") of the Agreement is amended by adding the following underscored language to paragraph six (6), which is restated as follows:

     6. Compensation. In consideration of the services to be rendered by the Adviser under this Agreement, the Fund shall pay the Adviser a fee with respect to each of the AUL American Equity, AUL American Bond, AUL American Money Market, and AUL American Managed Portfolios, calculated and accrued daily and paid each month, according to the following formula: (A) an amount at an annual rate of 0.50% of the average daily net assets of the Portfolio; (B) minus, until the later of the Termination of the Expense Assumption Agreement or December 31, 1990, the amount by which the Portfolio's aggregate ordinary operating expenses exceed 1.0% of the Portfolio's average daily net assets during the year, but in no event more than the amount described in (A), above (the "Reduced Amount"), if any; and (C) plus, if the aggregate ordinary operating expenses of the Portfolio are less than 1.0% of the Portfolio's average daily net assets during the year and if this Agreement is still in effect, the lesser of (i) any Reduced Amount attributable to any of the preceding five years that has not been previously reflected in a fee increase received by the Adviser, with such Reduced Amounts considered in the chronological order of their occurrence, or (ii) an amount which, when added to the Portfolio's other ordinary operating expenses, will cause the Portfolio's total ordinary operating expenses to equal 1.0% of the Portfolio's average daily net assets during the year. For purposes of this provision, ordinary operating expenses shall not include interest, taxes, brokerage commissions, legal claims and liabilities, litigation costs and indemnification payments in connection with litigation, and other extraordinary expenses. In consideration of the services to be rendered by the Adviser under this Agreement, the Fund shall pay the Adviser a fee with respect to the Tactical Asset Allocation Portfolio, calculated and accrued daily and paid each month, equal at an annual rate of 0. 80 % of the average daily net assets of such Portfolio and a fee with respect to the LifeStyle Portfolios, calculated and accrued daily and paid each month, equal at an annual rate of 0.70% of the average daily net assets of such Portfolios.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers designated below on the date written above.

On Behalf of AUL AMERICAN SERIES FUND, INC.

Attest:

/s/ Richard A. Wacker                      By:  /s/ James W. Murphy
-------------------------                  ------------------------
Richard A. Wacker                          James W. Murphy
Secretary                                  Chairman of the Board of Directors
                                             and President


AMERICAN UNITED LIFE INSURANCE COMPANY(R)

Attest:

/s/ William R. Brown                       By: /s/ Jerry D. Semler
-------------------------                  -----------------------
William R. Brown                           Jerry D. Semler
General Counsel and Secretary              Chairman of the Board, President,
                                             and Chief Executive Officer